Exhibit 3.2

                       AMENDMENT TO PARTNERSHIP AGREEMENT

                   KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.



     This Amendment (this "Amendment") to Partnership Agreement is entered into by and among Kaneb Pipeline Company LLC , a Delaware limited liability company (the "General Partner"), as general partner of Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), and Kaneb Pipe Line Partners, L.P. (the "Limited Partner") as the limited partner of the Partnership, as hereinafter provided.

     WHEREAS, the General Partner and the Limited Partner entered into that certain Amended and Restated Agreement of Limited Partnership of the Partnership dated September 27, 1989 (the "Partnership Agreement"), and

     WHEREAS,  the  General  Partner  and the  Limited  Partner  desire to amend
Section 2.5 of the Partnership Agreement as set forth herein; and

     Now, Therefore, the General Partner does hereby amend Section 2.5 of the Partnership Agreement to provide, in its entirety, as follows:


     "2.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act on September 13, 1989, and shall continue in existence in perpetuity, unless earlier terminated in accordance with any provisions of this Agreement."

     This Amendment shall be effective as of June 30, 2003, regardless of when it is executed.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands this 27th day of October, 2003.


                                        GENERAL PARTNER:

                                        KANEB PIPE LINE COMPANY LLC



                                        By:   //s//  HOWARD C. WADSWORTH
                                        Name:  Howard C. Wadsworth
                                        Title: Vice President, Treasurer
                                                  and Secretary

                                        LIMITED PARTNER:

                                        Kaneb Pipe Line Partners, L.P.

                                        By: Kaneb Pipe Line Company LLC,
                                            as its sole general partner



                                        By:   //s//  EDWARD D. DOHERTY
                                        Name:  Edward D. Doherty
                                        Title: Chairman of the Board
                                                 and Chief Executive Officer